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                                                                    EXHIBIT 3.5

C&S 510 (8/93)                                                    CONFORMED COPY

 MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
                                                        Date Received
              FILED
                                                        DEC 15  1995

           DEC 15  1995

          ADMINISTRATOR
 MICHIGAN DEPARTMENT OF COMMERCE
 CORPORATION & SECURITIES BUREAU



                       RESTATED ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:
                                     DTE ENERGY COMPANY

2.   The identification number assigned by the Bureau is:  232-099

3.   All former names of the corporation are:

                                     DTE HOLDINGS, INC.

4.   The date of filing the original Article of Incorporation was:
      January 26, 1995

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.




         SEE ATTACHED AMENDED AND RESTATED ARTICLES OF INCORPORATION


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COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS
CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b).

a.[ ] These Restated Articles of Incorporation were duly adopted on the ______ day of ______________ 19___, in accordance with the provisions of
       Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.



Signed this             day of                        , 19
            -----------       ------------------------    ----------------------


-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------
    (Signatures of Incorporators; type or print name under each signature)



b.[ ] These Restated Articles of Incorporation were duly adopted on 11 day of December 1995 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

     [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

     [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.
            Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

     [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.



                       Signed this 13th day of December             , 1995
                                   ----        ---------------------    --------
                       By:                John E. Lobbia/s/
                           -----------------------------------------------------
                                              (Signature)
                            John E. Lobbia                 Chairman of the Board
                       ---------------------------------------------------------
                          (Type or Print Name)             (Type or Print Title)


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C&S 510





DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS                  Name of person or organization
INDICATED IN THE BOX BELOW.  Include name, street and number           remitting fees:
(or P.O. Box), city, state and ZIP code.                                        E. M. Godfrey
                                                                       ------------------------------
                                                                                (313) 235-8670
                                                                       ------------------------------
                                                                       Preparer's name and business
Elaine M. Godfrey                                                      telephone number:
2000 2nd Avenue, Room 2412
Detroit MI  48226                                                               E. M. Godfrey
                                                                       ------------------------------
                                                                                (313) 237-8670
                                                                       ------------------------------


                         INFORMATION AND INSTRUCTIONS

1.   The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2.   Submit one original copy of this document.  Upon filing, the document will be added to the records of the Corporation and
     Securities Bureau.  The original copy will be returned to the address appearing in the box on front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible.  Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.   This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation.  Restated articles of incorporation area an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4.   Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders.  Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders.  Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5.   Item 2 - Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

6.   The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7.   This document is effective on the date endorsed"filed" by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.   If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be signed in ink by all of the incorporators.  Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9.   FEES: NON-REFUNDABLE FEE  (Make remittance payable to the State of Michigan.
            Include corporation name and identification number on check or money order)................. $10.00
            Franchise fee --- payable only if authorized shares is increased:
                      each additional 20,000 authorized shares or portion thereof....................... $30.00

10.   Mail form and fee to:
      Michigan Department of Commerce
      Corporation and Securities Bureau
      Corporation Division
      P.O. Box 30054
      Lansing, Michigan  48909-7554
      Telephone: (517) 334-6302




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             Michigan Department of Consumer and Industry Services


                               Filing Endorsement




This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for
                               DTE ENERGY COMPANY

                               ID NUMBER., 232099

received by facsimile transmission on September 25, 1997 is hereby endorsed

Filed an September 25, 1997 by the Administrator.



                              In testimony whereof, I have
                              hereunto set my hand and affixed the
                              Seal of the Department, in the City
                              of Lansing,, this 25th day of
                              September, 1997.



     STATE
     SEAL

                                 Julie Croll/s/    Director

             Corporation, Securities and Land Development Bureau



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                                                                  CONFORMED COPY


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


     PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972, THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING ARTICLES:


                                   ARTICLE I
     THE NAME OF THE CORPORATION IS DTE ENERGY COMPANY.

                                   ARTICLE 11

     THE PURPOSES FOR WHICH THE CORPORATION (THE "COMPANY") IS FORMED ARE TO ENGAGE IN ANY ACTIVITY WITHIN THE PURPOSES FOR WHICH CORPORATIONS MAY BE FORMED UNDER THE MICHIGAN BUSINESS CORPORATION ACT (THE "ACT").


                                  ARTICLE III

     THE LOCATION AND POST OFFICE ADDRESS OF THE PRINCIPAL OFFICE OF THE COMPANY AT THE TIME OF FILING THESE ARTICLES IS 2000 2ND AVENUE, DETROIT, WAYNE COUNTY, MICHIGAN 48226-1279 AND IT IS HEREBY DESIGNATED AS THE LOCATION AND POST OFFICE ADDRESS OF THE REGISTERED OFFICE OF THE COMPANY IN MICHIGAN UNDER THESE ARTICLES.


                                   ARTICLE IV

     THE NAME OF THE COMPANY'S RESIDENT AGENT IN MICHIGAN AT THE TIME OF FILING THESE ARTICLES IS SUSAN M. BEALE AND SHE IS HEREBY DESIGNATED AS THE RESIDENT AGENT OF THE COMPANY IN MICHIGAN UNDER THESE ARTICLES.


                                   ARTICLE V

     A. THE AGGREGATE NUMBER OF SHARES WHICH THE COMPANY IS AUTHORIZED TO ISSUE IS FOUR HUNDRED AND FIVE MILLION (405,000,000) SHARES, DIVIDED INTO AND CONSISTING OF (A) FOUR HUNDRED MILLION (400,000,000) SHARES OF COMMON STOCK, WITHOUT PAR VALUE, AND (B) FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK, WITHOUT PAR VALUE, ISSUABLE IN ONE OR MORE SERIES AS HEREINAFTER PROVIDED.

     B. THE AUTHORIZED PREFERRED STOCK MAY BE ISSUED, IN ONE OR MORE SERIES, FROM TIME TO TIME AS THE BOARD OF DIRECTORS MAY DETERMINE. EACH SERIES OF PREFERRED STOCK SHALL BEAR A DISTINCTIVE DESIGNATION, SHALL BE ISSUED IN SUCH NUMBER OF SHARES AND SHALL HAVE SUCH RELATIVE VOTING, DISTRIBUTION, DIVIDEND, LIQUIDATION AND OTHER RIGHTS, PREFERENCES AND LIMITATIONS AND REDEMPTION AND/OR CONVERSION PROVISIONS (INCLUDING PROVISIONS FOR THE REDEMPTION OR CONVERSION OF SHARES AT THE OPTION OF THE


                                       2



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SHAREHOLDER OR THE COMPANY OR UPON THE HAPPENING OF A SPECIFIED EVENT) AS SHALL
BE PRESCRIBED, AND THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED TO FIX SUCH TERMS, BY A RESOLUTION OF THE BOARD OF DIRECTORS. SUCH RESOLUTIONS, WHEN
FILED, SHALL CONSTITUTE AMENDMENTS TO THESE ARTICLES OF INCORPORATION TO THE EXTENT PROVIDED BY THE ACT.

     C. EACH HOLDER OF COMMON STOCK OF THE COMPANY SHALL BE ENTITLED TO ONE VOTE FOR EACH SHARE OF SUCH STOCK STANDING IN SUCH SHAREHOLDER'S NAME ON THE BOOKS OF THE COMPANY AND EACH HOLDER OF PREFERRED STOCK OF THE COMPANY SHALL BE ENTITLED TO SUCH VOTING RIGHTS AS SHALL BE ESTABLISHED BY THE BOARD OF DIRECTORS PURSUANT TO PARAGRAPH B OF THIS ARTICLE V; PROVIDED THAT NO SHARE OF PREFERRED STOCK MAY BE ENTITLED TO MORE THAN ONE VOTE PER SHARE.

     D. IN ALL ELECTIONS OF DIRECTORS EVERY HOLDER OF COMMON STOCK, AND EVERY HOLDER OF PREFERRED STOCK ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS WHOSE PREFERRED STOCK HAS BEEN GRANTED THE RIGHT TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, SHALL HAVE THE RIGHT TO VOTE THE NUMBER OF SHARES OF STOCK OWNED BY SUCH SHAREHOLDER FOR AS MANY PERSONS AS THERE ARE DIRECTORS TO BE ELECTED AND FOR WHOSE ELECTION SUCH SHAREHOLDER HAS THE RIGHT TO VOTE, OR TO CUMULATE ALL THE VOTES SUCH SHAREHOLDER COULD CAST FOR ELECTION OF DIRECTORS AND CAST THEM ALL FOR ONE CANDIDATE OR DISTRIBUTE THEM AMONG CANDIDATES FOR WHOM SUCH SHAREHOLDER IS ENTITLED TO VOTE, AS SUCH SHAREHOLDER SHALL THINK FIT.

     E. NO SHAREHOLDER SHALL HAVE ANY PREEMPTIVE OR PREFERENTIAL RIGHT TO SUBSCRIBE FOR OR PURCHASE ANY PART OF ANY NEW OR ADDITIONAL ISSUE OF STOCK OF ANY CLASS WHATSOEVER, OR OF SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY STOCK OF ANY CLASS WHATSOEVER, OR OF SECURITIES CARRYING OPTIONS, WARRANTS OR OTHER RIGHTS TO PURCHASE OR OTHERWISE ACQUIRE STOCK OF ANY CLASS WHATSOEVER, WHETHER NOW OR HEREAFTER AUTHORIZED AND WHETHER ISSUED FOR CASH OR OTHER CONSIDERATION OR BY WAY OF DIVIDEND OR OTHERWISE, OR TO HAVE ANY OTHER PREEMPTIVE OR PREFERENTIAL RIGHT AS NOW OR HEREAFTER DEFINED BY THE LAWS OF THE STATE OF MICHIGAN.


                                   ARTICLE VI

     TO THE FULL EXTENT PERMITTED BY THE ACT OR ANY OTHER APPLICABLE LAWS PRESENTLY OR HEREAFTER IN EFFECT NO DIRECTOR OF THE COMPANY SHALL BE PERSONALLY LIABLE TO THE COMPANY OR ITS SHAREHOLDERS FOR OR WITH RESPECT TO ANY ACTS OR OMISSIONS IN THE PERFORMANCE OF HIS OR HER DUTIES AS A DIRECTOR OF THE COMPANY. ANY REPEAL OR MODIFICATION OF THIS ARTICLE VI SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE COMPANY EXISTING HEREUNDER IMMEDIATELY PRIOR TO SUCH REPEAL OR MODIFICATION.



                                      3
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                                  ARTICLE VII

     EACH PERSON WHO IS OR WAS OR HAD AGREED TO BECOME A DIRECTOR OR OFFICER OF THE COMPANY, OR EACH SUCH PERSON WHO IS OR WAS SERVING OR WHO HAD AGREED TO SERVE AT THE REQUEST OF THE BOARD OF DIRECTORS AS AN EMPLOYEE OR AGENT OF THE COMPANY OR AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE (INCLUDING THE HEIRS, EXECUTORS, ADMINISTRATORS OR ESTATE OF SUCH PERSON), SHALL BE INDEMNIFIED BY THE COMPANY TO THE FULL EXTENT PERMITTED BY THE ACT OR ANY OTHER APPLICABLE LAWS AS PRESENTLY OR HEREAFTER IN EFFECT. WITHOUT LIMITING THE GENERALITY OR THE EFFECT OF THE FOREGOING, THE COMPANY MAY ENTER INTO ONE OR MORE AGREEMENTS WITH ANY PERSON WHICH PROVIDES FOR INDEMNIFICATION GREATER OR DIFFERENT THAN THAT PROVIDED IN THIS ARTICLE. ANY REPEAL OR MODIFICATION OF THIS ARTICLE VII SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION EXISTING HEREUNDER IMMEDIATELY PRIOR TO SUCH REPEAL OR MODIFICATION.


                                  ARTICLE VIII

     THE TERM OF THE CORPORATE EXISTENCE OF THE COMPANY IS PERPETUAL.


                                   ARTICLE IX

     THE NAME AND ADDRESS OF THE SOLE INCORPORATOR IS AS FOLLOWS:

              SUSAN M. BEALE
              2000 2ND AVENUE
              DETROIT, MICHIGAN 48226-1279



DATED THIS  13TH    DAY OF DECEMBER, 1995.





                                             JOHN E. LOBBIA  /S/
                                             CHAIRMAN OF THE BOARD